UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Trex Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trex Company, Inc.

160 Exeter Drive

Winchester, Virginia 22603-8605

SUPPLEMENT TO PROXY STATEMENT

FOR

THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 6, 2021

This supplement, dated April 28, 2021 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by Trex Company, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2021 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), scheduled to be held on Thursday, May 6, 2021, at 9:00 a.m. Eastern Time. This Supplement is being filed with the SEC and made available to stockholders on or about April 28, 2021. Stockholders of record at the close of business on March 10, 2021 are entitled to vote at the Annual Meeting.

The Company mailed the Proxy Statement to stockholders on or about March 23, 2021. The Proxy Statement includes a section entitled “Delinquent Section 16(a) Reports” on page 19 of the Proxy Statement. This Section inadvertently omitted the names of certain filers that filed Form 4s one business day after they were due. The Section below replaces in its entirety the “Delinquent Section 16(a) Reports” on page 19 of the Proxy Statement to include this information:

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to the Company for fiscal 2020 or written representations that no other reports were required, the Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 2020, except that with respect to the reporting for (i) James C. Cline subsequent to his retirement, one filing reporting the withholding of shares to cover taxes on the vesting of six lots of restricted stock units was filed fifteen days after the deadline due to an administrative oversight, and (ii) James C. Cline, Bryan H. Fairbanks, William R. Gupp, Christopher P. Gerhard and Adam D. Zambanini, one filing for each reporting five transactions, which include the net increase in shares for previously granted performance-based restricted stock units based upon actual financial performance versus target financial performance of the Company, the withholding to cover taxes on the vesting of the restricted stock units, a grant of time-based restricted stock units, a grant of performance-based restricted stock units, and a grant of stock appreciation rights, was filed one business day after the deadline due to an administrative oversight.

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. However, to the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information contained herein supersedes such information contained in the Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. Accordingly, we encourage you to carefully read this Supplement together with the Proxy Statement. From and after the date of this Supplement, any and all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and submit your proxy or voting instructions as soon as possible. If you have already returned your Proxy Card or provided voting instructions to your broker, you do not need to take any action unless you wish to change your vote.